Calculation of Filing Fee Tables
S-3
Essential Utilities, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.50 per share	415(a)(6)	700,000		$ 190,710,000.00			S-3	333-271878	05/12/2023	$ 21,016.24
			Total Offering Amounts:				$ 190,710,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. (1b) Pursuant to Rule 457(c) under the Securities Act of 1933, the offering price is computed on the basis of the average of the high and low prices of the common stock of Essential Utilities, Inc., as report on the New York Stock Exchange on May 5, 2026. (1c) Pursuant to Rule 415(a)(6) this registration statement carries over 700,000 unsold shares of common stock of the 4,500,000 shares of common stock previously registered on the Registration Statement noted above (the "2023 Registration Statement"). As a result, the offering of unsold securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3ASR to which this Exhibit relates.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date